EXHIBIT 4


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                          NATIONAL GAS & OIL COMPANY

                                      and

                              NATIONAL CITY BANK
                                 Rights Agent

                               Rights Agreement

                         Dated as of February 16, 1996

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

                               TABLE OF CONTENTS

                                                                          PAGE

Section 1.        Certain Definitions...................................     1

Section 2.        Appointment of Rights Agent...........................     5

Section 3.        Issue of Right Certificates...........................     6

Section 4.        Form of Right Certificates............................     8

Section 5.        Countersignature and Registration.....................     8

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost or Stolen Right
                  Certificates..........................................     9

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of
                  Rights................................................     9

Section 8.        Cancellation and Destruction of Right Certificates ...    12

Section 9.        Availability of Preferred Shares......................    12

Section 10.       Preferred Shares Record Date..........................    12

Section 11.       Adjustment of Purchase Price, Number of Shares or Number
                  of Rights.............................................    13

Section 12.       Certificate of Adjusted Purchase Price or Number of
                  Shares................................................    22

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or
                  Earning Power.........................................    22

Section 14.       Fractional Rights and Fractional Shares...............    25

Section 15.       Rights of Action......................................    27

Section 16.       Agreement of Right Holders............................    27

Section 17.       Right Certificate Holder Not Deemed a
                  Stockholder ..........................................    28

Section 18.       Concerning the Rights Agent...........................    28

Section 19.       Merger or Consolidation or Change of Name of Rights
                  Agent.................................................    29

Section 20.       Duties of Rights Agent................................    29

Section 21.       Change of Rights Agent................................    32

Section 22.       Issuance of New Right Certificates....................    33

Section 23.       Redemption............................................    33

Section 24.       Notice of Certain Events..............................    35

Section 25.       Notices...............................................    36

Section 26.       Supplements and Amendments............................    36

Section 27.       Determination and Actions by the Board of
                  Directors, etc........................................    37

Section 28.       Successors............................................    37

Section 29.       Benefits of this Agreement............................    38

Section 30.       Severability..........................................    38

Section 31.       Governing Law.........................................    38

Section 32.       Counterparts..........................................    38

Section 33.       Descriptive Headings..................................    38

Signatures        ......................................................    38


Exhibit A - Certificate of Amendment to Articles of Incorporation Specifying
            Express Terms of Series A Preferred Shares

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Rights to Purchase Preferred Shares

                               RIGHTS AGREEMENT


      Agreement, dated as of February 16, 1996, between National Gas & Oil Company, an Ohio corporation (the "Company"), and National City Bank, a national banking association (the "Rights Agent").

      The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on March 1, 1996 (the "Record Date"), each Right representing the right to purchase one five-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

      Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if a majority of the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

      (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

            (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii)  which  such  Person  or any of  such  Person's  Affiliates  or
      Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) or if the agreement, arrangement or understanding to vote such security arises solely from such Person's acting as a fiduciary or administrator of any employee benefit plan of the Company or any subsidiary of the Company; or

         (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso of Section 1(c)(ii)(B)) or disposing of any securities of the Company; provided, however, that no person shall be deemed the beneficial owner of any security solely by virtue of serving as an administrator or fiduciary of any employee benefit plan of the Company or any subsidiary of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

      (e)   "Change of Control" shall mean:

            (i) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof who was appointed to the Board by, or whose election, or nomination for election by the Company's stockholders, was approved or recommended by, a vote of at least a majority of the directors then comprising the Incumbent Board (other than an Affiliate or Associate of an Acquiring Person) shall be, for the purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (iii) Approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

      (f) "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

      (g) "Common Shares" when used with reference to the Company shall mean the common shares, par value $1.00 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

      (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

      (i)   "Final Expiration Date" shall have the meaning set forth in
Section 7 hereof.

      (j) "Interested Shareholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any Acquiring Person, Affiliate or Associate.

      (k) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares of the Company at the same price and on the same terms, which price and terms are determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the directors of the Company, including at least a majority of the directors then comprising the Incumbent Board, who are not Acquiring Persons or Affiliates, Asociates, nominees or representatives of an Acquiring Person, to be adequate and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

      (l) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

      (m) "Preferred Shares" shall mean shares of Series A Preferred Shares, without par value, of the Company having the rights, privileges and preferences set forth in the Form of Certificate of Amendment attached to this Agreement as Exhibit A.

      (n) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

      (o) "Securities Act" shall have the meaning set forth in Section 7 hereof.

      (p) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

      (q) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

      Section 3.  ISSUE OF RIGHT CERTIFICATES.

      (a) Until the earlier of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held (subject to adjustment as provided herein). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

      (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

      (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between National Gas & Oil Company and National City Bank dated as of February 16, 1996, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of National Gas & Oil Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. National Gas & Oil Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

      Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereof as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other trading market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one five-hundredths of a Preferred Share as shall be set forth therein at the price per one five-hundredths of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one five-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

      Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, or any of its Vice Presidents, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

      Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES, MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one five-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

      (a) Subject to Sections 11(a)(ii) and (iii), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one five-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 1, 2006 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

      (b) The Purchase Price for each one five-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $34.00 shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

      (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one five-hundredths of a Preferred Share as are to be purchased (in which case certificates for the
Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

      (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

      (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certification following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

      (g) If then required by applicable law, the Company shall use its best efforts to (i) prepare and file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states. Notwithstanding anything in this Agreement to the contrary, the Company may temporarily suspend the exercisability of the Rights in order to prepare, file and cause to become effective such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless any requisite qualification in such jurisdiction shall have been obtained.

      Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

      Section 9. AVAILABILITY OF PREFERRED SHARES. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

      The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

      Section 10. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open. Prior to such exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

            (ii) Subject to Section 11(a)(iii) of this Agreement, in the event any Person shall become an Acquiring Person, each holder of a Right shall, for a period of 60 days after the expiration or termination of the redemption option set forth in Section 23(b) (provided that, if at any time prior to the expiration or termination of such redemption option there shall be a temporary restraining order, a preliminary injunction, an injunction or temporary suspension by the Board of Directors, or similar obstacle to exercise of the Rights (the "Injunction") which prevents exercise of the Rights, a new 60 day period shall commence on the date the Injunction is removed), have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one five-hundredth of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one five-hundredth of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; (such number of shares being referred to as the number of "Adjustment Shares") PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights other than as authorized by this Agreement.

            (iii) Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by (A) such Acquiring Person or an Associate or Affiliate of such Acquiring Person, (B) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (C) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming such and receives such rights pursuant to either a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(iii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

            (iv) In the event that there shall not be sufficient treasury or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) a number of one five-hundredths of a Preferred Share or a number of, or fractions of other equity securities of the Company which the Board of Directors of the Company has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable,) as one Common Share (such number of, or fractions of, Preferred Shares or other equity securities or debt of the Company being referred to as a "common share equivalent"), equal in the aggregate to the number of Adjustment Shares; PROVIDED, HOWEVER, if sufficient Common Shares and/or common share equivalents are unavailable, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or common share equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and PROVIDED, FURTHER, that if the Company is unable to cause sufficient Common Shares and/or common share equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Common Shares (and/or common share equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or common share equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a suficient number of Common Shares available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and common share equivalents upon exercise of the Rights among holders of Rights. To the extent that the Company determines that some action need be taken pursuant to this Section 11(a)(iv), the Board of Directors may temporarily suspend the exercisability of the rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred, in order to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

      (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price for the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security or securities convertible into such shares, or (C) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by five hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

      (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

      (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

      (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one five-hundredth of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h) Unless the Company shall have  exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one five-hundredth of a Preferred Share (calculated to the nearest one five-hundredth of a Preferred Share) obtained by (i) multiplying (x) the number of one five-hundredth of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one five-hundredth of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one five-hundredth of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of one five-hundredth of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one five-hundredth of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one five-hundredth of the then stated value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Shares and common share equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a Common Share of the Company, shall be allocated as the payment for each Common Share of the Company so received.

      (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

      (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one five-hundredth of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one five-hundredth of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

      Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 24 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

      Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

      (a) In the event that, following the Shares Acquisition Date, directly or indirectly (x) the Company shall consolidate with, or merge with and into, any Interested Shareholder or, if in any such merger or consolidation holders of Common Shares of the Company are not treated alike, any other Person, (y) the Company shall consolidate with, or merge with any Interested Shareholders or, if in any such merger or consolidation all holders of Common Shares of the Company are not treated alike, and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the voting power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Shareholder or Shareholders or, if in any such transaction all holders of Common Shares of the Company are not treated alike, any other Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, subject to Section 11(a)(iii), shall have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one five-hundredth of Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of shares of freely tradable Common Shares of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one five-hundredth of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

      (b)   "Principal Party" shall mean:

            (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

          (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in any case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

      (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:

            (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

         (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

      (d) After the Shares Acquisition Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person, if at the time of or after such consolidation, merger or sale there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding, agreements in effect or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

      Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

      (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

      (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one five-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one five-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one five-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; PROVIDED, HOWEVER, that holders of such depositary receipts shall have all of the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one five-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

      (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

      Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

      Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

      (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

      (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

      Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      Section 18.  CONCERNING  THE RIGHTS AGENT.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement.

      The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

      Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date such writing is delivered to the Company unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

      Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

      Section 23.  REDEMPTION.

      (a) The Rights may be redeemed by action of the Board of Directors pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

      (b) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the close of business on (A) the twentieth day following the Shares Acquisition Date or (B) such date or dates more than 20 days after the Shares Acquisition Date to which such option may be extended by the Board of Directors (for one or more successive 10 day periods) by vote(s) first taken or written consent(s) first given on or prior to the twentieth day following the Shares Acquisition Date and, thereafter, on or prior to the completion of any such 10 day extension or extensions (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on (A) the twentieth day following the Record Date or (B) such date or dates more than 20 days after the Record Date to which such option may be extended by the Board of Directors (for one or more successive 10 day periods) by vote(s) first taken or written consent(s) first given on or prior to the twentieth day following the Record Date and, thereafter, on or prior to the completion of any such 10 day extension or extensions); (ii) such time on or after the Shares Acquisition Date as there shall have occurred a Change of Control; or (iii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 (one cent) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the "current per share market price," as defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The Company's redemption option pursuant to this Section 23 shall terminate at such time on or after the Shares Acquisition Date as there shall occur a Change of Control. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company's right of redemption hereunder.

      (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (b) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (b) the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

      (d) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

      Section 24.  NOTICE OF CERTAIN EVENTS.

      (a) In case the Company shall propose after the Distribution Date (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, whichever shall be the earlier.

      (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

      Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  National Gas & Oil Company
                  1500 Granville Road, P.O. Drawer 4970
                  Newark, OH  43058-4970
                  Attention:  President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  National City Bank
                  Corporate Trust Department
                  P.O. Box 94915
                  Cleveland, OH  44101-4915


Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      Section 26. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the threshold percentage set forth in Section 1(a) hereof so long as such lowering would not cause any Person to become an Acquiring Person as a result thereof. Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

      Section 27. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Right Certificates, and (y) not subject the Board to any liability to the holders of the Right Certificates.

      Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

      Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    NATIONAL GAS & OIL COMPANY
Attest:

By: /S/ JOHN B. DENISON       By: /S/ PATRICK J. MCGONAGLE

Title: SECRETARY              Title: PRESIDENT




                                    NATIONAL CITY BANK
Attest:

By: /S/ J. DEAN PRESSON       By: /S/ DAVID B. DAVIS

Title: VICE PRESIDENT         Title: VICE PRESIDENT



                       --------------------------------


                                                                     EXHIBIT A

                          CERTIFICATE OF AMENDMENT TO
                       THE ARTICLES OF INCORPORATION OF
                          NATIONAL GAS & OIL COMPANY


      Patrick J. McGonagle, President, and John B. Denison, Secretary, of National Gas & Oil Company, an Ohio corporation for profit with its principal place of business at Newark, Ohio, do hereby certify that at a meeting of the Board of Directors held pursuant to notice on the 16th day of February, 1996, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

      RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Chapter 1701 of the Ohio Revised Code and by Article Eighth of the Corporation's Articles of Incorporation, Article Fourth of the Corporation's Articles of Incorporation is amended to add a new Section A providing for a series of preferred shares and that the designation and authorized number of shares, and the relative rights, preferences and limitations of, such series are as follows:

      Section A. SERIES A PREFERRED SHARES. Of the 100,000 serial preferred shares, without par value, of the Corporation, 28,000 shall constitute a series of Preferred Shares and shall have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

      1. DESIGNATION AND AMOUNT. The shares of such series are designated "Series A Preferred Shares" with the rights, preferences, privileges and restrictions specified herein (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

      2.  DIVIDENDS AND DISTRIBUTIONS.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year
      (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 500 times the aggregate per share amount of all cash dividends, and 500 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on each subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation.

            (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

            (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      4.  CERTAIN RESTRICTIONS.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this subsection 4, purchase or otherwise acquire such shares at such time and in such manner.

      5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Determination of Preferences creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made
(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 500 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 500 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

      9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation's Preferred Stock.

      IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment on February ___, 1996.



Patrick J. McGonagle                John B. Denison
President                                 Secretary



                     -------------------------------------


                                                                     EXHIBIT B

                           Form of Right Certificate


Certificate No. R-                                                ___ Rights


      NOT EXERCISABLE AFTER MARCH 1, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               Right Certificate

                          NATIONAL GAS & OIL COMPANY


      This certifies that _____________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 16, 1996 (the "Rights Agreement"), between National Gas & Oil Company, an Ohio corporation (the "Company"), and National City Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights
Agreement) and prior to 5:00 p.m., New York time, on March 1, 2006 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one five-hundredth of a fully paid non-assessable Series A Preferred Share, without par value (the "Preferred Shares"), of the Company, at a purchase price of $34.00 per one five-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one five-hundredth of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 1, 1996, based on the Preferred Shares as constituted at such date.

      As provided in the Rights Agreement, the Purchase Price and the number of one five-hundredth of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

      This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 (one cent) per Right or (ii) may be exchanged in whole or in part for Common Shares or Preferred Shares of the Company.

      No fractional Preferred Share will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one five-hundredth of a Preferred Share, which fractional
Preferred Share may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________.

                                    NATIONAL GAS & OIL COMPANY
Attest:


____________________________  By_______________________________

Countersigned:

NATIONAL CITY BANK
as Rights Agent


By__________________________
  Authorized Signature

                  Form of Reverse Side of Right Certificate


                              FORM OF ASSIGNMENT


               (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


      FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto

      -----------------------------------------------------------------
                 (Please print name and address of transferee)

------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _________________


                                    -----------------------------------
                                                 Signature

Signature Guaranteed:

      Signatures must be guaranteed by a bank, broker or other institution which is a member of a Medallion Signature Guarantee Program.

-----------------------------------------------------------------

      The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    -----------------------------------
                                                Signature

      -----------------------------------------------------------------

                         FORM OF ELECTION TO PURCHASE

                (To  be  executed  if  holder   desires  to  exercise   Rights
                represented by the Right Certificate.)


To NATIONAL GAS & OIL COMPANY

      The undersigned hereby irrevocably elects to exercise _______________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:  ___________________

-----------------------------------------------------------------
                        (Please print name and address)

-----------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:  ___________________

-----------------------------------------------------------------
                        (Please print name and address)

-----------------------------------------------------------------

Dated: ______________

                                    -----------------------------------
                                                 Signature

Signature Guaranteed:

      Signatures must be guaranteed by a bank, broker or other institution which is a member of a Medallion Signature Guarantee Program.

-----------------------------------------------------------------

      The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    -----------------------------------
                                                Signature

-----------------------------------------------------------------


                                    NOTICE


      The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such assignment or Election to Purchase will not be honored.

                    -------------------------------------


                                                                     EXHIBIT C

                         SUMMARY OF RIGHTS TO PURCHASE
                               PREFERRED SHARES


      On February 16, 1996, the Board of Directors of National Gas & Oil Company (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding common share, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on March 1, 1996 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one five-hundredth of a Series A Preferred Share, without par value (the
"Preferred Shares"), of the Company at a price of $34.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 16, 1996 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent").

      The Rights Agreement provides that the Rights will be evidenced by the share certificates representing the Common Shares (to which a copy of this Summary of Rights may be attached), and no separate Right Certificates, as defined, will be distributed until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (excluding, among other persons, the Company, any subsidiary of the Company or any employee benefit plan of the Company or any such subsidiary) have acquired, except pursuant to a Permitted Offer (as hereinafter defined), beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

      Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire on March 1, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company as described below.

      In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at the same price and on the same terms, which price and terms are determined by a majority of certain members of the Board of Directors to be adequate and in the best interests of the Company, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon excercise the number of Common Shares or of one five-hundredths of a Preferred Share (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficialy owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

      In the event that, at any time  following the Shares  Acquisition  Date,
(i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

      The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,
(ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights and the number of one five-hundredth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 500 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 500 times the payment made per Common Share. Each Preferred Share will have one vote, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 500 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one five-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares rank junior to any other series of the Company's preferred shares.

      At any time prior to the earliest of (i) the close of business on the twentieth day following the first public announcement that a person or group has become an Acquiring Person (subject to extension for one or more successive 10 day periods pursuant to the Rights Agreement), (ii) such time on or after the first public announcement that a person or group has become an Acquiring Person as there shall have occurred a Change of Control (as defined in the Rights Agreement) of the Company, or (iii) the final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 (one cent) per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one five-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

      The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including the adoption, prior to the time that there exists an Acquiring Person, of an amendment to lower the threshold percentage described above so long as such lowering would not cause any person or group to become an Acquiring Person as a result thereof, except that from and after such time as there exists an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights other than as authorized by the Rights Agreement.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, no right to vote or to receive dividends.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated February ___, 1996. A copy of the Rights Agreement is available free of charge from the Company by writing to: Secretary, National Gas & Oil Company, 1500 Granville Road, P.O. Drawer 4970, Newark, Ohio 43058-4970. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.